Exhibit 99.1

Annaly Completes Acquisition of CreXus – CreXus to be Renamed Annaly Commercial Real Estate Group

NEW YORK--(BUSINESS WIRE)--May 23, 2013--Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly”) announced today that it has completed its acquisition of CreXus Investment Corp. (NYSE: CXS) (“CreXus”). Annaly’s commercial real estate business will be operated under the name Annaly Commercial Real Estate Group.

Annaly acquired CreXus pursuant to an Agreement and Plan of Merger dated January 30, 2013. In accordance with that agreement, CreXus was today merged with a newly formed CreXus subsidiary in a transaction in which Annaly became the sole stockholder of CreXus and the persons who owned CreXus common stock immediately before the merger became entitled to receive cash equal to $13.05206 for each share of CreXus common stock that they owned immediately prior to the merger.

Transmittal Forms by which former CreXus stockholders can submit their CreXus stock certificates in order to receive the cash to which they are entitled as a result of the merger will be distributed to the persons who were CreXus stockholders immediately before the merger. American Stock Transfer & Trust Company LLC is acting as paying agent for the former CreXus stockholders.

As a result of the merger and related transactions, the New York Stock Exchange terminated trading in CreXus shares following the close of trading on May 23, 2013.

About Annaly

Annaly’s principal business objective is to generate net income for distribution to shareholders from its investment securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust.

About CreXus

CreXus acquires, manages and finances, directly or through its subsidiaries, commercial mortgage loans and other commercial real estate debt, commercial real property, commercial mortgage-backed securities and other commercial and residential real estate-related assets. CreXus will be renamed Annaly Commercial Real Estate Group following the closing of the merger.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to integrate the commercial mortgage business; our ability to consummate any contemplated investment opportunities; risks associated with the businesses of our subsidiaries, including the investment advisory business of our wholly-owned subsidiaries, including: the removal by clients of assets managed, their regulatory requirements, and competition in the investment advisory business; risks associated with the broker-dealer business of our wholly-owned subsidiary; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com